Exhibit 11

INDEPENDENT AUDITORS’ CONSENT

Merrill Lynch Intermediate Government Bond Fund:

We consent to the incorporation by reference in this Post-Effective Amendment No. 17 to Registration Statement No. 33-8708 of our report dated December 15, 1999 appearing in the annual report to shareholders of Merrill Lynch Intermediate Government Bond Fund for the year ended October 31, 1999, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP Princeton, New Jersey January 28, 2000